Exhibit 31.3
CERTIFICATION PURSUANT TO RULE 13a-14(d)/15d-14(d)
I, Marc Kilbride, Vice President and Treasurer of CenterPoint Energy Houston Electric, LLC (formerly Reliant Energy, Incorporated), as servicer (the “servicer”), certify that:
1. I have reviewed this annual report on Form 10-K/A (Amendment No. 1), and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of CenterPoint Energy Transition Bond Company, LLC;
2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;
4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement, and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and
5. The reports disclose all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.
/s/ Marc Kilbride

Marc Kilbride
Vice President and Treasurer (Senior Officer
in Charge of Servicing Function)
CenterPoint Energy Houston Electric, LLC (formerly
Reliant Energy, Incorporated), as servicer
January 28, 2008